UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2014

RUBICON TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33834	36-4419301
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

900 East Green Street Bensenville, Illinois 60106	60131
(Address of principal executive offices)	(Zip Code)

(847) 295-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01	Entry Into a Material Definitive Agreement

On March 19, 2014, Rubicon Technology, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Canaccord Genuity Inc., as representative of the underwriters named therein (the “Underwriters”), and the selling stockholders listed on Schedule D thereto (the “Selling Stockholders”), relating to an underwritten public offering of 2,500,000 shares (the “Firm Shares”) of the Company’s common stock, par value $0.001 per share, by the Selling Stockholders at a price to the public of $13.00 per share. The Company granted the Underwriters a 30-day overallotment option to purchase up to an additional 375,000 shares (the “Option Shares” and, together with the Firm Shares, the “Shares”) from the Company. On March 20, 2014, the Underwriters exercised the overallotment option in full.

The Underwriting Agreement includes customary representations, warranties and covenants by the Company and the Selling Stockholders. It also provides for customary indemnification by the Company, the Selling Stockholders and the Underwriters against certain liabilities and customary contribution provisions in respect of those liabilities. The foregoing description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and is incorporated herein by reference.

This offering closed on March 24, 2014. The Company did not receive any proceeds from the sale of the Firm Shares by the Selling Stockholders. The Company intends to use the net proceeds of approximately $4.3 million from the sale of the Option Shares to fund its research and development of new products, for expansion and to provide funds for general corporate purposes.

This offering was made pursuant to the Company’s effective registration statement on Form S-3 (File No. 333-192536) filed with the Securities and Exchange Commission on November 25, 2013, amended by Amendment No. 1 on December 6, 2013, and declared effective on December 13, 2013, and the related prospectus supplement. A legal opinion relating to the Shares is included as Exhibit 5.1 hereto.

Item 8.01	Other Events

On March 18, 2014, the Company issued a press release announcing the offering. A copy of this press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

On March 19, 2014, the Company issued a press release announcing the pricing of the offering. A copy of this press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated March 19, 2014, by and among Rubicon Technology, Inc., the Selling Stockholders named therein and Canaccord Genuity Inc., as representative of the underwriters named therein

5.1	Opinion of Winston & Strawn LLP

23.1	Consent of Winston & Strawn LLP (included in Exhibit 5.1 hereto)

99.1	Press Release, dated March 18, 2014

99.2	Press Release, dated March 19, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUBICON TECHNOLOGY, INC.

Dated: March 24, 2014	By:	/s/ William F. Weissman
	Name:	William F. Weissman
	Title:	Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

1.1	Underwriting Agreement, dated March 19, 2014, by and among Rubicon Technology, Inc., the Selling Stockholders named therein and Canaccord Genuity Inc., as representative of the underwriters named therein

5.1	Opinion of Winston & Strawn LLP

23.1	Consent of Winston & Strawn LLP (included in Exhibit 5.1 hereto)

99.1	Press Release, dated March 18, 2014

99.2	Press Release, dated March 19, 2014